Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Current Report on Form 8-K of IAC/InterActiveCorp of our report dated March 20, 2020, with respect to the consolidated financial statements of Care.com, Inc. for the year ended December 31, 2019, included in the Registration Statement (Form S-1 No. 333-239204) and related Prospectus of IAC Holdings, Inc. filed with the Securities and Exchange Commission on June 16, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 1, 2020